SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934

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Check the appropriate box:

☐ Preliminary Proxy Statement	☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒ Definitive Proxy Statement
☐ Definitive Additional Materials
☐ Soliciting Material under Rule 14a-12

Advocat Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.
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ADVOCAT INC.
277 Mallory Station Road, Suite 130
Franklin, Tennessee 37067

Dear Shareholder:

     You are cordially invited to attend the 2004 annual meeting of shareholders of Advocat Inc. (the “Company”), to be held at the offices of Harwell Howard Hyne Gabbert & Manner, P.C., 315 Deaderick Street, Suite 1800, Nashville, Tennessee 37238 on Tuesday June 1, 2004, at 9:00 a.m. (Central Daylight Time).

     The attached notice of annual meeting and proxy statement describe the formal business to be transacted at the meeting. Following the formal business portion of the annual meeting, there will be a report on the operations of the Company and shareholders will be given the opportunity to ask questions. At your earliest convenience, please mark, sign and return the accompanying proxy card in the enclosed postage pre-paid envelope. We hope you will be able to attend the annual meeting.

     Whether or not you plan to attend the annual meeting, please complete, sign, date and mail the enclosed proxy card promptly. If you attend the annual meeting, you may revoke such proxy and vote in person if you wish, even if you have previously returned your proxy card. If you do not attend the annual meeting, you may still revoke such proxy at any time prior to the annual meeting by providing written notice of such revocation to L. Glynn Riddle, Jr., Secretary and Chief Financial Officer of the Company. YOUR PROMPT COOPERATION WILL BE GREATLY APPRECIATED.

William R. Council, III Chief Executive Officer

Franklin, Tennessee
April 29, 2004

ADVOCAT INC.
277 Mallory Station Road, Suite 130
Franklin, Tennessee 37067

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

To the Shareholders of Advocat Inc.:

     The annual meeting of shareholders of Advocat Inc., a Delaware corporation (the “Company”), will be held at the offices of Harwell Howard Hyne Gabbert & Manner, P.C., 315 Deaderick Street, Suite 1800, Nashville, Tennessee 37238 on Tuesday June 1, 2004, at 9:00 a.m. (Central Daylight Time) for the following purposes:

     (1) To elect one (1) Class 1 director, to hold office for a three (3) year term and until his successor has been duly elected and qualified; and

     (2) To transact such other business as may properly come before the meeting, or any adjournment or postponement thereof.

     The proxy statement and form of proxy accompanying this notice are being mailed to shareholders on or about May 3, 2004. Only shareholders of record at the close of business on April 26, 2004 are entitled to notice of and to vote at the meeting and any adjournment thereof.

     Your attention is directed to the proxy statement accompanying this notice for a more complete statement regarding the matters to be acted upon at the meeting.

     We hope very much that you will be able to be with us. The Company’s board of directors urges all shareholders of record to exercise their right to vote at the annual meeting of shareholders personally or by proxy. Accordingly, we are sending you the accompanying proxy statement and the enclosed proxy card.

     Your representation at the annual meeting of shareholders is important. To ensure your representation, whether or not you plan to attend the annual meeting, please complete, date, sign and return the enclosed proxy card. Should you desire to revoke your proxy, you may do so at any time before it is voted in the manner provided in the accompanying proxy statement.

By Order of the Board of Directors,

L. Glynn Riddle, Jr., Secretary

Franklin, Tennessee
April 29, 2004

i

ADVOCAT INC.
277 Mallory Station Road, Suite 130
Franklin, Tennessee 37067

PROXY STATEMENT

     The board of directors is soliciting proxies for this year’s annual meeting of shareholders. This proxy statement contains important information for you to consider when deciding how to vote on matters brought before the meeting. Please read it carefully.

     The board has set April 26, 2004 as the record date for the meeting. Shareholders who owned Advocat Inc. common stock on that date are entitled to receive notice of and vote at the meeting, with each share entitled to one vote. Cumulative voting is not permitted. On the record date there were 5,680,287 shares of Advocat common stock outstanding. Holders of the Company’s common stock are entitled to one vote per share owned of record. The Company has 393,658 shares of Series B Redeemable Convertible Preferred Stock outstanding, but such preferred stock is not entitled to vote at the annual meeting of shareholders . The Company has the authority to issue additional shares of preferred stock in one or more series, although no series of preferred stock has been designated or issued.

     This proxy statement and enclosed proxy were initially mailed or delivered to shareholders on or about May 3, 2004. The Company’s Annual Report for the fiscal year ended December 31, 2003, is being concurrently mailed or delivered with this proxy statement to shareholders entitled to vote at the annual meeting. The Annual Report is not to be regarded as proxy soliciting material.

Why am I receiving this proxy statement and proxy form?

     You are receiving this proxy statement and proxy form because you own shares of Advocat common stock. This proxy statement describes issues on which you are entitled to vote.

     When you sign the proxy form you appoint L. Glynn Riddle, the Company’s chief financial officer, as your representative at the meeting. Mr. Riddle will vote your shares at the meeting as you have instructed on the proxy form. This way, your shares will be voted even if you cannot attend the meeting.

     If your shares are not voted in person, they cannot be voted on your behalf unless you provide our corporate secretary with a signed proxy authorizing another person to vote on your behalf. Even if you expect to attend the meeting in person, in order to ensure that your shares are represented, please complete, sign and date the enclosed proxy form and return it promptly.

Who is soliciting my proxy and who is paying the cost of the solicitation?

     The Company’s board of directors is sending you this proxy statement in connection with its solicitation of proxies for use at the 2004 annual meeting. Certain of our directors, officers and employees may solicit proxies by mail, telephone, facsimile or in person. The Company will pay for the costs of solicitation. We do not expect to pay any compensation for the solicitation of proxies, except to brokers, nominees and similar recordholders for reasonable expenses in mailing proxy materials to beneficial owners of Advocat common stock.

What am I voting on?

     At the annual meeting you will be asked to vote on the election of “Class 1 Directors” to serve a three year term on the Company’s board of directors.

Who is entitled to vote?

     Only shareholders who owned Advocat Inc. common stock as of the close of business on the record date, April 26, 2004, are entitled to receive notice of the annual meeting and to vote the shares that they held on that date at the meeting, or at any postponement or adjournment of the meeting.

How do I vote?

     You may vote your shares either in person at the annual meeting or by proxy. To vote by proxy, you should mark, date, sign and mail the enclosed proxy in the prepaid envelope provided. If your shares are registered in your own name and you attend the meeting, you may deliver your completed proxy in person. “Street name” shareholders, that is, those shareholders whose shares are held in the name of and through a broker or nominee, who wish to vote at the meeting will need to obtain a proxy form from the institution that holds their shares if they did not receive one directly. Shares held in street name may also be eligible for internet or telephone voting in certain circumstances if you did not receive a proxy form directly.

Can I change my vote after I return my proxy form?

     Yes.

     You may revoke your proxy and change your vote at any time before the proxy is exercised by filing with Mr. Riddle, either a written notice of revocation or another signed proxy bearing a later date. The powers of the proxy holders will be suspended if you attend the meeting in person and inform the corporate secretary that you wish to revoke or replace your proxy. Your attendance at the meeting will not by itself revoke a previously granted proxy. If you hold your shares in “street name” through a broker, bank or other nominee, you may revoke your proxy by following instructions provided by your broker, bank or nominee. No notice of revocation or later-dated proxy will be effective until received by Mr. Riddle at or prior to the annual meeting.

What is the board’s recommendation and how will my shares be voted?

     The board recommends a vote FOR the election of the nominated “Class 1 Director” listed in this proxy statement. If properly signed and returned in time for the annual meeting, the enclosed proxy will be voted in accordance with the choices specified thereon. If you return a signed proxy, but do not specify a choice, Mr. Riddle, as the person named as the proxy holder on the proxy form, will vote as recommended by the board of directors. If any other matters are considered at the meeting, Mr. Riddle will vote as recommended by the board of directors. If the board does not give a recommendation, Mr. Riddle will have discretion to vote as he thinks best.

If a broker submits a proxy that indicates that the broker does not have discretionary authority as to certain shares to vote on one or more matters, those shares will be counted as shares that are present for purposes of determining the presence of a quorum but will not be considered as present and entitled to vote with respect to such matters.

Will my shares be voted if I do not sign and return my proxy form?

     If your shares are registered in your name and you do not return your proxy form or do not vote in person at the annual meeting, your shares will not be voted. If your shares are held in street name and you do not submit voting instructions to your broker, your broker may vote your shares for the election of directors as they think best.

How many votes are needed to hold the annual meeting?

     As of the record date, the Company has a total of 5,680,287 shares of outstanding common stock. A majority of the Company’s outstanding shares as of the record date (a quorum) must be present at the annual meeting in order to hold the meeting and conduct business. Shares are counted as present at the meeting if: (a) a shareholder is present and votes in person at the meeting; (b) a shareholder has properly submitted a proxy form, even if the shareholder marks abstentions on the proxy form; or (c) a broker or nominee has properly submitted a proxy form, even if the broker does not vote because the beneficial owner of the shares has not given the broker or nominee specific voting instructions and the broker or nominee does not have voting discretion (a “broker non-vote”). A share, once represented for any purpose at the meeting, is deemed present for purposes of determining a quorum for the meeting (unless the meeting is adjourned and a new record date is set for the adjourned meeting), even if the holder of the share abstains from voting with respect to any matter brought before the meeting.

What vote is required to elect directors?

     The nominee for director who receives the highest number of FOR votes cast will be elected. Withheld votes and broker non-votes, if any, are not treated as votes cast and, therefore, will have no effect on the proposal to elect directors. Any other matters that may be properly submitted to the shareholders will be approved by the affirmative vote of a majority of votes cast of the shares of common stock represented by proxy and entitled to vote at the annual meeting.

Can I vote on other matters or submit a proposal to be considered at the meeting?

     The Company has not received timely notice of any shareholder proposals to be considered at the annual meeting, and shareholders may submit matters for a vote only in accordance with the Company’s bylaws. The board of directors does not presently know of any other matters to be brought before the annual meeting.

     For shareholders seeking to include proposals in the proxy materials for the 2005 annual meeting, the proposing shareholder or shareholders must comply with all applicable regulations, including Rule 14a-8 under the Securities Exchange Act of 1934, as amended, and the proposals must be received by the Secretary of the Company no later than December 31, 2004. For shareholders seeking to present a proposal at the 2005 annual meeting without inclusion of such proposal in the Company’s proxy materials, the proposal must be received by the Company no later than February 28, 2005.

Are there any dissenters’ rights or appraisal rights with respect to any of proposals described in this proxy statement?

     There are no appraisal or similar rights of dissenters with respect to the matters to be voted upon.

How do I communicate with directors?

     Shareholders may send communications to the board or any of the directors by sending such communication addressed to the board of directors or any individual director c/o Advocat Inc. 277 Mallory Station Road, Suite 130, Franklin, Tennessee 37067.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

How much stock do the Company’s directors, executive officers, and principle shareholders own?

     Advocat is authorized to issue 20,000,000 shares of common stock and 1,000,000 shares of preferred stock. As of April 26, 2004, there were 5,680,287 shares of common stock and 393,658 Shares of Series B Preferred Stock issued and outstanding. The following table shows, as of March 31, 2004, the amount of Advocat common stock beneficially owned (unless otherwise indicated) by (a) each director and director nominee; (b) the Named Executive Officers (as defined in “Executive Compensation,” below); (c) all of the Company’s directors and Named Executive Officers as a group and (d) all shareholders known by the Company to be the beneficial owners of more than 5% of the outstanding shares of Advocat common stock. Based on information furnished by the owners and except as otherwise noted, the Company believes that the beneficial owners of the shares listed below, have, or share with a spouse, voting and investment power with respect to the shares. The address for all of the persons listed below is 277 Mallory Station Road, Suite 130, Franklin, Tennessee 37067, except as listed in the following table.

	Shares
	Beneficially
	Owned
Name	Number (1)	Percent(2)
Wallace E. Olson (3)	808,900	14.4%
Suite 604, 736 Georgia Avenue
Chattanooga, TN 37402
Joseph Zadeh (4)	381,108	6.8%
1411 McDavid Drive
Aledo, TX 76008
Five Concourse Partners (3)	387,400	6.9%
Suite 604, 736 Georgia Avenue
Chattanooga, TN 37402
Chaim Kohanchi (4)	284,500	5.1%
8941 Forest View Road
Evanston, IL 60203
Paul Richardson (5)	235,000	4.1%
William R. Council, III (6)	50,000	*
William C. O’Neil, Jr. (7)	35,600	*
Raymond L. Tyler (8)	25,000	*
Richard M. Brame (9)	10,000	*
L. Glynn Riddle, Jr.	0	*
All directors and executive officers as a group (7 persons)(10)	1,164,500	19.7%

*	less than 1%

(1)	Unless otherwise indicated, the persons or entities identified in this table have sole voting and investment power with respect to all shares shown as beneficially owned by them, subject to community property laws, where applicable.

(2)	The percentages shown are based on 5,618,287 shares of common stock outstanding as of March 31, 2004 plus, as to each individual and group listed, the number of shares of common stock deemed to be owned by such holder pursuant to Rule 13d-3 under the Exchange Act, assuming exercise of options held by such holder that are exercisable within 60 days of March 31, 2004.

(3)	Mr. Olson is a general partner of Five Concourse Partners and is deemed to beneficially own the shares owned by Five Concourse Partners. On April 12, 2004, Five Concourse Partners was dissolved and 193,700 of its Advocat shares were distributed to Mr. Olson with the remainder of the Advocat shares distributed to the other general partner. Mr. Olson’s shares also include 15,000 shares purchasable upon exercise of options at an exercise price of $0.25 issued under the Company’s Director Stock Option Plan (the “Director Plan”), 179,500 shares owned jointly with his wife, 1,300 shares owned jointly with his daughter and 225,700 owned by a partnership controlled by Mr. Olson.

(4)	Based solely on Company’s list of non-objecting beneficial owners provided by ADP.

(5)	Includes 85,000, 30,000, 25,000, and 20,000 shares purchasable upon exercise of options at exercise prices of $9.50, $9.75, $10.0625, and $1.8125 per share, respectively, issued under the Company’s Key Personnel Stock Option Plan (the “Key Personnel Plan”).

(6)	Includes 50,000 shares purchasable upon exercise of an option at an exercise price of $0.35 per share issued under the Key Personnel Plan.

(7)	Includes 15,000, 1,000, 1,000, 1,000, 1,000, 1,000, 1,000, 1,000 and 13,600 shares purchasable upon exercise of options at exercise prices of $9.50, $13.125, $11.125, $7.125, $8.3125, $5.5625, $0.15, $1.0625 and $0.35 per share, respectively, issued under the Director Plan.

(8)	Includes 25,000 shares purchasable upon exercise of an option at an exercise price of $0.35 per share issued under the Key Personnel Plan.

(9)	Includes 10,000 shares purchasable upon exercise of an option at an exercise price of $0.23 per share issued under the Director Plan.

(10)	Includes 235,000 and 60,600 shares purchasable upon exercise of options issued under the Key Personnel Plan and the Director Plan, respectively.

PROPOSAL 1
ELECTION OF DIRECTORS

How many directors are nominated?

     The Company’s charter provides that the number of directors to be elected by the shareholders shall be at least three and not more than 15, as established by the board of directors from time to time. The number of directors is currently set at four.

     The charter requires that the Company’s board of directors be divided into three classes which are as nearly equal in number as possible. The directors in each class will serve staggered three-year terms or until a successor is elected and qualified. Class 2 directors are currently serving until the 2005 annual meeting, Class 3 directors are currently serving until the 2006 annual meeting and the Class 1 director, if reelected, will serve until the 2007 annual meeting. At each annual meeting of shareholders after the first annual meeting, the number of directors equal to the number of the class whose term expires at the time of such meeting will be elected to hold office for three years or until their successors are elected and qualified. The Class 1 director nominee was nominated by the Company’s board of directors.

What happens if a nominee refuses or is unable to stand for election?

     The board may reduce the number of seats on the board or designate a replacement nominee. If the board designates a replacement nominee, shares represented by proxy will be voted FOR the replacement nominee. The board presently has no knowledge that the nominee will refuse, or be unable, to serve.

Must director nominees attend our annual meeting?

     It is the Company’s policy that all of its directors are encouraged to attend the annual meeting. All directors attended the 2003 annual meeting of shareholders.

Who are the board nominees?

     Information regarding the nominee is provided below, including name, age, principal occupation during the past five years, the year first elected as a director of Advocat and the expiration date of such director’s term. The Class 1 nominee for director is presently a director of the Company.

     The following director has been nominated to continue in office for a new term or until the election and qualification of his respective successors in office:

Information About Class 1 Director Nominee — Current Term Ending 2004

Name of Nominee	Age	Director Since	Principal Occupation Last Five Years
William C. O’Neil	69	Inception	Member of the board of directors of the Company; private investor; chairman and chief executive officer of ClinTrials Research, Inc. from September 1989 to February 1998; director of American HealthWays, a specialty health care service company; director of Sigma Aldrich Corp., a manufacturer of research chemicals.

Who are the Continuing Directors?

     The following directors will continue in office for the remainder of their respective terms or until the election and qualification of their respective successors in office:

Information About Class 2 Continuing Director — Current Term Ending 2005

Name of Director	Age	Director Since	Principal Occupation Last Five Years
Wallace E. Olson	57	March 2002	Chairman of the board of directors of the Company from October 2002 to present; member of the board of directors of the Company since March 2002. He has been a private investor, managing his personal finances, since May 1996.

Information about Class 3 Continuing Directors — Current Term Ending 2006

Name of Director	Age	Director Since	Principal Occupation Last Five Years
William R. Council, III	42	October 2002	Member of the board of directors of the Company; president and chief executive officer from March 2003 to present; interim chief executive officer from October 2002 to March 2003; executive vice president, chief financial officer and secretary of the Company from March 2001 to December 2002; chief executive officer and vice president for Senior Counseling Group from November 1998 through January 2001. Mr. Council is a certified public accountant.

Richard M. Brame	50	December 2002	Member of the board of directors of the Company; chief manager of Regency Health Management, LLC from July 1999 to present; president of the general partner of San Angelo Nursing Center, LP from October 2001 to present; chief manager of Hixon Assisted Living LLC from December 1998 to present; secretary of Fort Oglethorpe Assisted Living, LLC from 1998 to present; president of Ooltewah Investments, Inc. from 1992 to present.

Is the board independent?

     Three of the Company’s current four directors, i.e., all of the non-management directors, are independent as Nasdaq defines independence under NASD Rule 4200(a)(15). The Company’s non-management directors meet in executive sessions, without management present, on a regular basis.

What committees has the board established?

     The board of directors has established an audit committee and a compensation committee.

     The Company has determined not to establish a nominating committee. The entire board participates in the consideration of director nominees. The decision not to establish such a committee was made by the board based on the small size of the existing board of directors and the fact that three out of the four directors are independent. The entire board has adopted Corporate Governance Guidelines, which include guidelines on the composition, selection and performance of the board. The Company’s Corporate Governance Guidelines are posted on the Company’s website at www.irinfo.com/AVC. There is no separate nominating committee charter.

     The board believes that any nominee that it recommends for a position on the Company’s board of directors must possess high standards of personal and professional integrity, and have demonstrated business judgment and such other characteristics as it deems appropriate to demonstrate that he or she would be effective, in conjunction with the other directors and nominees for director, in serving the best interest of the Company’s shareholders. The board’s assessment of existing directors and new director nominees includes issues of diversity, age, contribution to the meetings, the ability to work with other directors and skills such as understanding of long term health care, health care background and regulations and the perceived needs of the board at that point in time. The board may solicit recommendations for director nominees from other directors, the Company’s executive officers or any other source that it deems appropriate. To evaluate any potential nominee, the board will review and evaluate the qualifications of any proposed director candidate and conduct inquiries into his or her background to the extent that it deems appropriate under the circumstances.

     The board will review and evaluate the qualifications of any director candidates who have been recommended by shareholders of the Company in compliance with policies described above. Any shareholder submitting a recommendation for a director candidate must submit it to the secretary at the Company’s corporate headquarters not later than the 120th calendar day before the date the Company’s proxy statement was released to shareholders in connection with the previous year’s annual meeting. The secretary of the Company will forward all recommendations to the board. The shareholder’s recommendation must include information about the shareholder making the recommendation and about the proposed director candidate. All proposed director candidates will be evaluated in the same manner, regardless of the source of the initial recommendation.

     Audit Committee. The Company has a separately-designated standing audit committee that is established in accordance with Section 3(a)(58)(A) of the Exchange Act (15 U.S.C. 78c(a)(58)(A)). The audit committee supervises matters relating to the audit function, reviews the Company’s quarterly reports, and reviews and approves the annual report of the Company’s independent auditors. The audit committee also has oversight with respect to the Company’s financial reporting, including the annual and other reports to the Securities and Exchange Commission and the annual report to the shareholders. The audit committee presently is composed of three directors: Mr. Olson, Mr. Brame and Mr. O’Neil. The board of directors in its business judgment, has determined that all members of the audit committee are independent directors, qualified to serve on the audit committee pursuant to Rule 4200(a)(15) under NASD’s Rule 4350(d)(2)(A) regarding heightened independence standards for audit committee members. The board has determined that Mr. Olson qualifies as an “audit committee financial expert” as described in NASD Rule 4350(d)(2)(A). There were four meetings of the audit committee during 2003. The audit committee has adopted a written charter, a copy of which is attached as Appendix A to this proxy statement.

     Compensation Committee. The compensation committee presently is composed of three directors: Mr. Olson, Mr. Brame and Mr. O’Neil. Responsibilities of this committee include approval of remuneration arrangements for executive officers of the Company, review of compensation plans relating to executive officers and directors, including benefits under the Company’s compensation plans and general review of the Company’s employee compensation policies. During 2003, the compensation committee held one meeting.

How often did the board of directors meet during 2003?

     During fiscal 2003, the board of directors held fourteen meetings. Each director attended at least 75% of the aggregate of (i) the total number of meetings of the board of directors and (ii) the total number of meetings held by all committees on which the individual director served.

How are directors compensated?

     Directors who are not officers, employees or consultants of the Company (currently directors Brame, O’Neil and Olson) receive a director’s fee of $20,000 annually, $2,500 per board meeting attended and $1,000 per committee meeting attended (except when held on the same day as board meetings). The chairmen of the board and audit committee are paid $2,500 per meeting for serving as meeting chairperson. Such directors are also entitled to participate in the Company’s health care plan. Directors who are officers or employees of the Company or its affiliates have not been compensated separately for services as a director. Directors are reimbursed for expenses incurred in connection with attendance at board and committee meetings.

What is the board’s recommendation with respect to the election of the Class 1 Directors?

     The board unanimously recommends a vote “FOR” the nominee listed above.

EXECUTIVE OFFICERS

Who are the Company’s executive officers?

     The following table sets forth certain information concerning the executive officers of the Company as of March 31, 2004.

Name of Officer	Age	Officer Since	Position with the Company
William R. Council, III	42	March 5, 2001	President and chief executive officer from March 2003 to present; interim chief executive officer from October 2002 to March 2003; executive vice president, chief financial officer and secretary of the Company from March 5, 2001 to December 2002; chief executive officer and vice president for Senior Counseling Group from November 1998 through January 2001. Mr. Council is a certified public accountant.

Paul Richardson	55	Inception	President and chief executive officer of the Company’s Canadian operating subsidiary; member of the board of directors of the Company from inception to December 2001; president and chief operating officer of the Company from May 1994 through February 1997; executive vice president of Diversicare from September 1991 to May 1994.

Raymond L. Tyler	53	Oct. 18, 2002	Senior vice president of operations of the Company from October 2002 to present; vice president of operations of the Company from January 2001 to October 2002; Senior vice president northeast region at Vencor, Inc. from 2000 to 2001; executive vice president and chief operations officer at Wesley Health Services from 1999 to 2000; president and chief executive officer at Hunter Care Centers from 1993 to 1999.

L. Glynn Riddle, Jr.	44	Dec. 9, 2002	Vice president, chief financial officer and secretary of the Company from December 2002 to present; controller of the Company’s assisted living division from February 2002 to December 2002; vice president of finance at ENVOY Corporation from 1998 to 2001; senior vice president and controller at Comdata Corporation from 1992 to 1998.

EXECUTIVE COMPENSATION

     The following section describes the compensation that the Company pays its chief executive officer and the persons who, at December 31, 2003, were the other three most highly compensated executive officers of the Company (collectively, the “Named Executive Officers”). This section includes:

•	a report of the Company’s compensation committee on executive compensation;

•	a detailed table showing compensation of the Named Executive Officers for the last three years; and

•	information about stock options and other benefits.

How much compensation did the Company pay the Named Executive Officers during 2003?

     The following table sets forth the compensation for the services in all capacities to the Company for the three fiscal years ended December 31, 2003, of the individual who served as the Company’s chief executive officer during the 2003 fiscal year and of the other individuals who served the Company as executive officers as of the end of the 2003 fiscal year or during the 2003 fiscal year and met the reporting requirements.

		Annual Compensation			Long-Term Compensation
					Awards
							Payouts
				Other	Restricted	Securities
Name and				Annual	Stock	Underlying	LTIP	All Other
Principal Position	Year	Salary($)	Bonus($)	Compensation($)(1)	Awards($)	Options/SARs(#)	Payouts ($)	Compensation($)(2)
William R. Council, III(1)(2)(3)	2003	275,000	—	38,500	—	—	—	—
president and chief	2002	185,216	—	—	—	—	—	—
executive officer	2001	118,269	15,000	—	—	50,000	—	26,990
Paul Richardson(2)	2003	128,322	16,040	—	—	—	—	5,169
executive vice president,	2002	112,977	13,863	—	—	—	—	4,300
and chief executive officer	2001	107,903	4,283	—	—	50,100	—	4,364
of the Company’s Canadian operating subsidiary
Raymond L. Tyler, Jr.(1)(2)(4)	2003	225,000	—	30,807	—	—	—	269
senior vice president and	2002	203,657	—	—	—	—	—	765
chief operating officer	2001	N/A	N/A	N/A	N/A	N/A	N/A	N/A
L. Glynn Riddle, Jr.(1)(2)(5)	2003	140,000	—	19,600	—	—	—	198
vice president and	2002	N/A	N/A	N/A	N/A	N/A	N/A	N/A
chief financial officer	2001	N/A	N/A	N/A	N/A	N/A	N/A	N/A

(1)	Includes payments pursuant to the Company’s Executive Incentive Retirement Plan adopted in 2003.

(2)	Includes matching contributions under the Company’s 401K plan for Mr. Tyler in the amount of $269 and $765 for 2003 and 2002, respectively, and for Mr. Riddle in the amount of $198 for 2003. In the case of Mr. Richardson, a Canadian citizen, the amounts include contributions to Mr. Richardson’s Registered Retirement Savings Plan of $5,169, $4,300 and $4,364 for 2003, 2002 and 2001, respectively. Also includes $26,990 to reimburse Mr. Council for relocation expenses in 2001.

(3)	Mr. Council joined the Company on March 5, 2001 as executive vice president, chief financial officer and secretary. Mr. Council became interim chief executive officer on October 18, 2002 and chief executive officer on March 10, 2003, no longer serving in an interim capacity.

(4)	Mr. Tyler became an executive officer of the Company on October 18, 2002.

(5)	Mr. Riddle became an executive officer in December of 2002.

How many options did the Company issue to the Named Executive Officers in 2003 and under what terms?

     The Company did not issue any options to the Named Executive Officers during the year ended December 31, 2003.

How many stock options did the Named Executive Officers Exercise in 2003 and what was the value of those stock options?

     The following table provides information as to exercise of options by the Named Executive Officers during the fiscal year 2003 under the option plans and the year-end value of unexercised options. There were no exercises of Company stock options in 2003.

Aggregated Option/SAR Exercises in Last Fiscal Year
and Fiscal Year End Option/SAR Values

			Number of Underlying			Value of Unexercised
	Number of		Unexercised Options/SARs At			In-the-Money Option//SARs at
	Securities		Fiscal Year-End			Fiscal Year-end($)(1)
	Underlying Options	Value
Name	Exercised(#)	Realized	Exercisable		Unexercisable	Exercisable	Unexercisable
William R. Council	-0-	$-0-	50,000		-0-	$-0-	$-0-
Paul Richardson	-0-	-0-	235,000	(2)	-0-	-0-	-0-
Raymond L. Tyler	-0-	-0-	25,000		-0-	-0-	-0-
L. Glynn Riddle	-0-	-0-	-0-		-0-	-0-	-0-

(1)	Options are classified as “in-the-money” if the market value of the underlying common stock exceeds the exercise price of the option. The value of such in-the-money options is the difference between the option exercise price and $0.25, the per-share market value of the underlying common stock as of December 31, 2003. Such amounts may not necessarily be realized. Actual values that may be realized, if any, upon the exercise of options will be based on the per-share market price of the common stock at the time of exercise and are thus dependent upon future performance of the common stock.

(2)	Subsequent to December 31, 2003, Mr. Richardson exercised options for the purchase of 75,000 shares at $0.35 per share.

What equity compensation plans does the Company have in place?

     The following table provides information about the Company’s equity compensation plans in effect at December 31, 2003, aggregated for two categories of plans: those approved by shareholders and those not approved by shareholders.

Equity Compensation Plan Information

Number of securities
remaining available for
future issuance under
	Number of securities to	Weighted-average	equity compensation
	be issued upon exercise	exercise price of	plans (excluding
	of outstanding options,	outstanding options,	securities reflected in
Plan category	warrants and rights	warrants and rights	column (a))
	(a)	(b)	(c)
Equity compensation plans approved by
security holders	615,000	$3.99	569,000
Equity compensation plans not approved by security holders	—	—	—

Total	615,000	$3.99	569,000

Is the Company a party to any key employment agreements or advisor agreements?

     Yes. On March 5, 2001, the Company entered into an employment agreement with Mr. Council to serve as chief financial officer of the Company. This agreement had an initial term that ended on February 28, 2002 and renewed automatically for one-year periods unless 30 days notice is given by either the Company or the employee. Mr. Council’s agreement provided for a base salary of $150,000, subject to change by the Company’s compensation committee. On October 18, 2002, Mr. Council was named interim chief executive officer and his base salary was increased to $275,000. On March 28, 2003, Mr. Council was named chief executive officer, no longer serving in an interim capacity. Effective March 28, 2003, the Company entered into an amended and restated employment agreement with Mr. Council (the “Council Employment Agreement”) to serve as chief executive officer of the Company. The Council Employment Agreement has an initial term than ends on March 31, 2005 and renews automatically for one-year periods unless 30 days notice is given by either the Company or the employee. The Council Employment Agreement provides for a base salary of $275,000, subject to change by the Company’s compensation committee. Effective January 1, 2004, Mr. Council’s base annual salary was increased to $335,000.

     On May 14, 1994, the Company entered into an employment agreement with Mr. Richardson. Mr. Richardson serves as executive vice president of the Company and as president and chief executive officer of the Company’s Canadian operating subsidiary. The Employment Agreement for Mr. Richardson provides for a base annual salary of $175,000 Canadian, which salary is subject to change by the Company’s compensation committee. Effective January 1, 2004, Mr. Richardson’s base annual salary was increased to $185,400 Canadian ($143,255 U.S. at the December 31, 2003 exchange rate). The initial term of the employment agreement for Mr. Richardson expired on the second anniversary of the date of execution thereof. The employment agreement renews automatically for one-year periods unless 30 days notice is given by either the Company or the employee.

     In addition, each of the employment agreements may be terminated by the Company without cause at any time and by the employee as a result of “constructive discharge” (e.g., a reduction in compensation or a material change in responsibilities) or a “change in control” (e.g., certain tender offers, mergers, sales of substantially all of the assets or sales of a majority of the voting securities). In the event of a termination by the Company without cause, at the election of the employee upon a constructive discharge or change in control or upon the Company giving notice of its intent not to renew his employment agreement, Mr. Richardson is entitled to receive a lump sum severance payment in an amount equal to 24 months of his monthly base salary. Mr. Council is entitled to receive a lump sum severance payment in an amount equal to 30 months of his monthly base salary. Furthermore, upon such termination, each of them may elect to require the Company to repurchase their options granted under the Key Personnel Plan for a purchase price equal to the difference between the fair market value of the common stock at the date of termination and the stated option exercise price, provided that such fair market value is above the stated option price. In the event that one of these employment agreements is terminated earlier by the Company for cause (as defined therein), or by Mr. Richardson or Mr. Council other than upon a constructive discharge or a change in control, they will not be entitled to any compensation following the date of such termination other than the pro rata amount of their then current base salary through such date. Upon termination of employment, other than in the case of termination by the Company without cause or at the election of the employee upon a constructive discharge or upon a change in control, the terminated employee is prohibited from competing with the Company for 12 months.

Does the Company have a code of ethics for executive officers?

     The Company has a code of ethics for its executive officers. A copy of the code of ethics can be found on the Company’s website at www.irinfo.com/AVC.

REPORT OF THE COMPENSATION COMMITTEE ON
EXECUTIVE COMPENSATION

     Decisions on compensation of the Company’s senior executives, except for decisions related to awards under the Company’s Director Plan, are made by the compensation committee of the Company’s board of directors. Each member of the compensation committee is a non-employee director. It is the responsibility of the compensation committee to assure the board that the executive compensation programs are reasonable and appropriate, meet their stated purpose and effectively serve the needs of the Company’s shareholders and the Company. Pursuant to rules adopted by the Securities and Exchange Commission designed to enhance disclosure of corporate policies toward executive compensation, set forth below is a report submitted by directors Olson, Brame and O’Neil in their capacity as the compensation committee.

What is the compensation policy of the compensation committee?

     The Company believes that the executive compensation program should align the interests of shareholders and executives. The Company’s primary objective is to provide high quality patient care while maximizing shareholder value. The compensation committee seeks to forge a strong link between the Company’s strategic business goals and its compensation goals.

     The Company’s executive compensation program is consistent with the Company’s overall philosophy for all management levels. The Company believes that the more employees are aligned with the Company’s strategic objectives, as stated below, the greater the Company’s success on both a short-term and long-term basis.

How are the Company’s executive officers compensated?

     The Company’s executive compensation program has been designed to support the overall Company strategy and objective of creating shareholder value by:

•	Emphasizing pay for performance by having a significant portion of executive compensation “at risk.”

•	Providing compensation opportunities that attract and retain talented and committed executives on a long-term basis.

•	Appropriately balancing the Company’s short-term and long-term business, financial and strategic goals.

     The Company’s strategic goals are:

•	Profitability: To maximize financial returns to its shareholders, in the context of providing high quality service.

•	Quality: To achieve leadership in the provision of relevant and high quality health services.

•	Stability: To be seen as a desirable employer and a responsible corporate citizen.

     Currently, the Company’s executive compensation program is composed of three components: base salary, annual cash incentive (i.e., bonus) and long-term incentive opportunity through nonqualified stock options. When the Company or the individual business units meet or exceed their respective annual operating goals, the annual executive pay targets (i.e., base salary plus incentive) are intended to be market competitive with similar U.S. public health care companies having similar revenues.

Base Salary

     The base salaries of the Company’s executives are listed in the Summary Compensation Table in this proxy statement and are evaluated annually. In evaluating appropriate pay levels and salary increases for Company executives, the compensation committee considers achievement of the Company’s strategic goals, level of responsibility, individual performance, internal equity and external pay practices. Regarding external pay practices, the compensation committee seeks to conform base salaries for all executive officers at the market rate, as determined from information gathered by the Company from an independent compensation consulting firm and other outside sources.

Annual Incentives

     Annual incentive (bonus) awards are designed to focus management attention on key operational goals for the current fiscal year. The key operational goals are specific to each executive’s area of responsibility. Specific weighting is assigned for identified financial, strategic and management goals. At least 80% of the available bonus percentage for each executive is tied to Company profitability, generally defined by achievement of the annual budget as approved by the board of directors.

     Company executives may earn a bonus of up to 35% of their annual base salaries based upon achievement of their specific operational goals and achievement by the Company or business unit of its financial targets. At the end of the year, performance against these goals is determined on an arithmetic scale with the pre-established weighting.

     Mr. Richardson was awarded a bonus of $16,040 and $13,863, for fiscal 2003 and 2002 respectively. With the exception of Mr. Richardson, no bonuses were awarded to the Company’s named executives with respect to 2002 or 2003.

Long-Term Incentives

     The Company’s long-term incentive compensation program has historically consisted of nonqualified stock options, which are related to improvement in long-term shareholder value. Stock option grants provide an incentive that focuses the executive’s attention on managing the Company from the perspective of an owner with an equity stake in the business. These grants also focus operating decisions on long-term results that benefit the Company and long-term shareholders.

     The option grants to executive officers offer the right to purchase shares of common stock at their fair market value on the date of the grant. These options will have value only if the Company’s stock price increases. The number of shares covered by each grant is intended to reflect the executive’s level of responsibility and past and anticipated contributions to the Company. The Company sought shareholder approval of an increase in the number of shares available under its Key Personnel Plan at its 2001 annual meeting. The shareholders did not approve the amendment. As a result, the Company has a limited number of options available to be granted under the Key Personnel Plan.

     No options were granted under the Key Personnel Plan in 2002 or 2003.

During 2003, what was the compensation paid to the Company’s chief executive officer?

     Securities and Exchange Commission regulations require corporate compensation committees to disclose the bases for the compensation of a corporation’s chief executive officer relative to such corporation’s performance.

     Mr. Council, the Company’s chief executive officer, is eligible to participate in the same executive compensation plans that are available to the other senior executive officers, which plans are described above. The compensation committee’s general approach in setting Mr. Council’s annual compensation is derived from the same considerations described above: to be competitive with the compensation plans of other U.S. public health care corporations of similar size while having a large percentage of his annual incentive compensation based upon specific, corporate-wide operating performance criteria.

     Mr. Council has an employment agreement with the Company, which is described under Employment Agreements. The compensation committee and the board of directors approved a total compensation package that was designed to be competitive with compensation provided to chief executive officers at companies of size comparable to Advocat as well as provide a compensation level and structure necessary to obtain an executive with Mr. Council’s experience and credentials. Mr. Council’s employment agreement provided for an annual salary of $275,000 in 2003. Effective January 1, 2004, Mr. Council’s salary was increased to $335,000 by the Company’s compensation committee. In fiscal year 2003, no bonus was paid to Mr. Council or any of the Company’s executive officers, except for Mr. Richardson.

Does the Company anticipate special tax consequences resulting from paying any of its executive officers in excess of $1,000,000?

     Section 162(m) of the Internal Revenue Code of 1986, as amended, generally disallows a tax deduction to public companies for executive compensation in excess of $1.0 million. It is not anticipated that the Company will pay any of its executive officers compensation in excess of $1.0 million in 2003 or 2004 and, accordingly, to date the Company has not adopted a policy in this regard.

Who are the members of the compensation committee?

     The compensation committee consists of Mr. Olson, Mr. Brame and Mr. O’Neil

What is the purpose of this compensation committee report?

     The above compensation committee report is not deemed to be part of a document filed with the SEC pursuant to the Securities Act or the Securities Exchange Act and is not to be deemed incorporated by reference in any documents filed under the Securities Act or the Exchange Act, without the express written consent of Advocat.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     The Company’s compensation committee currently consists of directors Olson, Brame and O’Neil. No interlocking relationship exists between the members of the Company’s board of directors or compensation committee and the board of directors or compensation committee of any other company.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Has the Company entered into any arrangements with affiliated parties?

     The Company, through Diversicare Canada Management Services Co. Inc., an indirect wholly-owned subsidiary of the Company (“DCMS”), owns an equity interest in and manages three retirement homes in Canada. The management agreements provide for fees of approximately 3-5%. Mr. Richardson also owns a minority interest in each of these retirement homes. During 2003, the Company was paid $563,000 (Canadian) (approximately $435,000 U.S. at the December 31, 2003 exchange rate) in management fees for these three homes. The Company believes the terms of each of these management agreements are consistent with similar management agreements between unrelated parties. The Company has entered into an agreement to sell DCMS. The transaction has been approved by the shareholders of the Company and the Ministry of Health and Long Term Care under the Nursing Home Act (Ontario) and the Company expects to close on this transaction by April 30, 2004.

What is the Company’s relationship with Counsel Corporation?

     Advocat was organized in 1994 with the transfer of the long-term care business of Counsel Corporation (“Counsel”) and Diversicare Inc. (“Diversicare”) to the Company. In an initial public offering on May 10, 1994 (the “Offering”), 100% of the Company’s common stock was sold to the public. Following the Offering, neither Counsel nor Diversicare retained any ownership interest in the Company. Various agreements among the parties (the “Transfer Agreements”) governed the Offering and the transfer of certain assets of Counsel and Diversicare to the Company. The Transfer Agreements and certain subsequent agreements and amendments continue to govern various other matters between the Company and Counsel.

     Pursuant to the Transfer Agreements, the Company received the outstanding capital stock of a Counsel subsidiary that held the general partnership interest in a nursing home partnership managed by Advocat and leasehold interests in all of the nursing homes and retirement centers then owned or leased by Counsel. Eight facilities owned by Counsel continue to be leased by the Company under two separate leases.

     Pursuant to the Transfer Agreements, Advocat received a management agreement covering seven Canadian facilities affiliated with Counsel. The management agreement is for a term of 10 years through April 2004, with base management fees equal to $1,000,000 Canadian (approximately $773,000 U.S. at the December 31, 2003 exchange rate) per year and an additional incentive management fee equal to 11.8% of net operating income as defined. Management fees generated under this contract in 2003 were approximately $1.4 million.

     DCMS manages two facilities owned by Diversicare VI, an affiliate of Diversicare, pursuant to a Management and Guaranteed Return Loan Agreement dated as of November 30, 1985, as amended (the “Guaranteed Return Loan Agreement”), which expires on December 31, 2005. In connection with the Guaranteed Return Loan Agreement, DCMS loaned Diversicare VI approximately $800,000 to repay indebtedness to Counsel and, additionally, $750,000 to make expansions and improvements upon the two managed facilities. These loans are secured by second, third and fourth mortgage security interests in the assets of Diversicare VI. Each loan bears interest at 8% and is being repaid over the life of the Guaranteed Return Loan Agreement. The balance due from Diversicare VI with respect to these loans totaled approximately $325,000 at December 31, 2003.

     Under the Guaranteed Return Loan Agreement, DCMS is entitled to receive a management incentive fee through the Guarantee Period based on Diversicare VI’s distributable cash and proceeds of sales or refinancings, net of various expenses and distributions. Pursuant to an Agreement with DCMS dated February 6, 1995, Counsel is entitled to receive 50% of DCMS’s incentive management fees payable under the Guaranteed Return Loan Agreement after payment to DCMS of $107,000 Canadian (approximately $83,000 U.S.) per year. The Guaranteed Return Loan Agreement generated revenues to DCMS for the year ended December 31, 2003 of approximately $662,000, including management incentive fees. During the Guarantee Period, DCMS may not distribute to its shareholder (Diversicare Leasing Corp., a wholly-owned subsidiary of Advocat) more than 25% of DCMS’s pre-tax profits.

     Pursuant to the Transfer Agreements, the Company has been granted the right to offset against payments owed from the Company to Counsel and Counsel has been granted the right to offset against payments owned from Counsel to the Company, up to $1.0 million Canadian (approximately $773,000 U.S.) per year to the extent that either party does not receive the payment of the obligations owned by either party to the other. The terms of the offset agreement provide that the party exercising offset rights will not be in default with respect to its obligations to the other party to the extent such obligations are not paid pursuant to the provisions of the offset. The obligations of the Company to Counsel under the leases and management contracts between the Company and Counsel provide that a default under one agreement constitutes a default under each of the leases and management contracts.

     As noted above, the Company has entered into an agreement to sell DCMS and expects to close on the transaction by April 30, 2004.

Does the Company have a policy in place with respect to contracts between the Company and persons affiliated with the Company?

     Advocat has a policy that any transactions between Advocat and its officers, directors and affiliates will be on terms as favorable to Advocat as can be obtained from unaffiliated third parties. Such transactions with such persons will be subject to approval by the audit committee of the board.

AUDIT COMMITTEE REPORT

     The audit committee provides assistance to the board in fulfilling its obligations with respect to matters involving the accounting, auditing, financial reporting and internal control functions of Advocat. Among other things, the audit committee reviews and discusses with management and with Advocat’s outside auditors the results of the year-end audit of Advocat, including the audit report and audited financial statements. The board of directors, in its business judgment, has determined that all members of the audit committee are “independent” directors, qualified to serve on the audit committee pursuant to Rules 4200(a)(15) and 4350(d) of the

NASD’s listing standards. The board has adopted a written charter of the audit committee, which was included as an annex to this proxy statement.

     As set forth in the charter, management of the Company is responsible for the preparation, presentation and integrity of the Company’s controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. The independent auditors are responsible for auditing the Company’s financial statements and expressing an opinion as to their conformity and generally accepted accounting principles.

     In connection with its review of Advocat’s audited financial statements for the fiscal year ended December 31, 2003, the audit committee reviewed and discussed the audited financial statements with management and the independent auditors, and discussed with the Company’s independent auditors, the matters required to be discussed by SAS 61 (Codification of Statements on Auditing Standards, AU 380), as currently in effect. In addition, the audit committee received the written disclosures and the letter from BDO Seidman, LLP (“BDO”) required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), as currently in effect and discussed with BDO their independence from Advocat. The audit committee has determined that the provision of non-audit services rendered by BDO to Advocat is compatible with maintaining the independence of BDO from Advocat, but the audit committee will periodically review the non-audit services rendered by BDO.

     The members of the audit committee are not professionally engaged in the practice of auditing or accounting and are not experts in the fields of accounting or auditing, including in respect of auditor independence. Members of the audit committee rely without independent verification on the information provided to them and on the representations made by management and the independent accountants. Accordingly, the audit committee’s oversight does not provide an independent basis to determine that management has maintained appropriate accounting and financial reporting principles or appropriate internal control and procedures designed to assure compliance with accounting standards and applicable laws and regulations. Furthermore, the audit committee’s considerations and discussions referred to above do not assure that the audit of the Company’s financial statements has been carried out in accordance with generally accepted auditing standards, that the financial statements are presented in accordance with generally accepted accounting principles or that the Company’s auditors are in fact “independent.”

     Based on the review and discussions referred to above and subject to the limitations on the role and responsibilities of the audit committee referred to above and in the charter, the audit committee recommended to Advocat’s board of directors that the audited financial statements be included in Advocat’s annual report on Form 10-K for its fiscal year ended December 31, 2003, for filing with the Securities and Exchange Commission.

Who are the members of the audit committee?

     The members of the audit committee are Mr. O’Neil, Mr. Brame, and Mr. Olson.

COMPANY PERFORMANCE

How has the Company’s stock performed in comparison to the S&P SmallCap 600 Index and a peer group index?

     The following graph compares the cumulative total return of the Company with that of the S&P SmallCap 600 Index and a peer group index for the last five years. Cumulative return assumes $100 invested in the Company or respective index on December 31, 1998 with dividend reinvestment through December 31, 2003. The peer group includes Beverly Enterprises, Inc.; Manor Care, Inc.; Mariner Health Care Inc.; National Healthcare Corp.; Neighborcare Inc. and Sun Healthcare Group, Inc.

INDEPENDENT AUDITORS

Who are the Company’s independent auditors?

     The Company’s audit committee has selected BDO Seidman LLP (“BDO”) as the Company’ principal independent accountant for the 2004 fiscal year. BDO served as the Company’s principal independent account for the 2002 fiscal year and the 2003 fiscal year. Representatives from BDO are expected to be present at the annual meeting, and will have an opportunity to make a statement if they desire to do so. BDO representatives are expected to be available to respond to appropriate questions.

     On June 28, 2002, the board of directors, upon the recommendation of its audit committee, dismissed its independent accountants, Arthur Andersen LLP (“Andersen”). On September 3, 2002, the board of directors engaged BDO as its principal independent accountants. Prior to BDO’s engagement, the Company did not consult BDO with respect to the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s financial statements, or any other matters or reportable events as set forth in Items 304(a)(2)(i) and (ii) of Regulation S-K.

     During the two year period ended December 31, 2001 and for the subsequent period through the date hereof, there were no disagreements between the Company and Andersen on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to Andersen’s satisfaction would have caused them to make reference to the subject matter of the disagreement in connection with their reports.

     None of the reportable events described under Item 304(a)(1)(v) of Regulation S-K occurred within the two year period ended December 31, 2001 and for the subsequent period through the date hereof.

     The audit reports of Andersen on the consolidated financial statements of the Company and subsidiaries as of and for the two years in the period ended December 31, 2001 did not contain any adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope, or accounting principles except that the audit reports for each of the last two years contained an explanatory paragraph with respect to uncertainty about the Company’s ability to continue as a going concern. The Company provided Andersen with a copy of the foregoing disclosures in connection with its initial disclosure of such information on Form 8-K, dated July 1, 2002. A letter from Andersen stating its agreement with such statements was filed as Exhibit 16.1 to the Company’s Form 8-K.

FEES TO BDO SEIDMAN LLP

What fees were paid to the Company’s independent auditors during fiscal 2003?

     The following table summarizes fees for professional services provided to the Company by BDO Seidman, LLP for the fiscal years ended December 31, 2003 and 2002:

	2003	2002
Audit Fees(1)	$432,000	$263,000
Audit-Related Fees(2)	8,000	14,000
Tax Fees(3)	69,000	—
All Other Fees(4)	—	—

Total Fees for Services Provided	$509,000	$277,000

(1)	Audit Fees billed for 2003 include fees billed for professional services rendered in connection with the audit of the Company’s 2003 financial statements as well as those fees billed for the re-audit of the Company’s 2001 financial statements in conjunction with the reclassification of DCMS as a discontinued operation. The 2003 and 2002 Audit fees also include fees charged for the review of the Company’s quarterly financial statements and services provided in connection with financial reporting matters.

(2)	Audit-Related Fees consist of audits of the Company’s savings plan and trust.

(3)	Tax Fees include those charged for tax advice, planning and compliance.

(4)	There were no other services rendered by BDO during the fiscal years ended December 31, 2003 and 2002.

     All the services described above were approved by our audit committee. In accordance with the charter of our audit committee and consistent with the policies of the Securities and Exchange Commission, all auditing services and all non-audit services to be provided by any independent auditor of the Company shall be pre-approved by the audit committee. In assessing requests for services by the independent auditor, the audit committee considers whether such services are consistent with the auditor’s independence, whether the independent auditor is likely to provide the most effective and efficient service based upon their familiarity with the Company, and whether the service could enhance the Company’s ability to manage or control risk or improve audit quality.

     The audit committee has considered whether the provision of these services is compatible with maintaining the principal accountant’s independence.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934 requires the Company’s executive officers and directors, and persons who own more than 10% of the registered class of the Company’s equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission (“SEC”). Such executive officers, directors and greater than 10% shareholders are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file. The SEC requires public companies to disclose in their proxy statements whether persons required to make such filings missed or made late filings. Based on a review of forms filed by its reporting persons during the last fiscal year, the Company believes that they complied with the reporting requirements of Section 16(a) of the Securities Exchange Act of 1934 except (i) Mr. Olson was late in filing a Form 4 to reflect a gift of 25,000 shares and (ii) Joseph Zadeh, a more than 10% shareholder during the last fiscal year, has failed to report any transactions during 2003, although the Company believes he has had some transactions during the year.

MISCELLANEOUS

     It is important that proxies be returned promptly to avoid unnecessary expense. Therefore, shareholders who do not expect to attend in person are urged, regardless of the number of shares of stock owned, to date, sign and return the enclosed proxy promptly.

ADVOCAT INC.

AUDIT COMMITTEE CHARTER

I. Purpose

     The primary functions of the Audit Committee are to assist the Board of Directors of Advocat Inc. (the “Company”) in fulfilling its oversight responsibilities with respect to: (i) the Company’s systems of internal controls regarding finance, accounting, legal compliance and ethical behavior; (ii) the Company’s auditing, accounting and financial reporting processes generally; (iii) the Company’s financial statements and other financial information provided by the Company to its stockholders, the public and others; (iv) the Company’s compliance with legal and regulatory requirements; and (v) the performance of the Company’s corporate audit department and independent auditors. Consistent with these functions, the Committee will encourage continuous improvement of, and foster adherence to, the Company’s policies, procedures and practices at all levels.

     Although the Audit Committee has the powers and responsibilities set forth in this Charter, the role of the Committee is oversight. The members of the Committee are not full-time employees of the Company and may or may not be accountants or auditors by profession or experts in the fields of accounting or auditing and, in any event, do not serve in such capacity. Consequently, it is not the duty of the Committee to conduct audits or to determine that the Company’s financial statements and disclosures are complete and accurate and are in accordance with generally accepted accounting principles and applicable rules and regulations. These are the responsibilities of management and the independent auditors.

II. Organization

     The Audit Committee shall be comprised of three or more directors as determined by the Board of Directors, each of whom shall satisfy the independence, financial literacy and experience requirements of the Sarbanes-Oxley Act of 2002 and any other regulatory requirements.

     Committee members shall be elected by the Board at the annual organizational meeting of the Board of Directors and members shall serve until their successors shall be duly elected and qualified. The Committee’s chairperson shall be designated by the full Board or, if it does not do so, the Committee members shall elect a chairperson by vote of a majority of the full Committee. The Audit Committee shall report its recommendations to the Board after each Committee meeting and shall conduct and present to the Board an annual performance evaluation of the Committee.

     The Committee may form and delegate authority to subcommittees when appropriate.

III. Meetings

     The Audit Committee shall meet four times per year on a quarterly basis, or more frequently as circumstances require. The Committee shall require members of management, the independent auditors and others to attend meetings and to provide pertinent information, as necessary. As part of its job to foster open communications, the Committee shall meet in separate executive sessions at least annually with management and the Company’s independent auditors to discuss any matters that the Committee (or any of these groups) believes should be discussed privately.

IV. Responsibilities and Duties

     In recognition of the fact that the Company’s independent auditors are ultimately accountable to the Audit Committee, the Committee shall have the sole authority and responsibility to select, evaluate, and, where appropriate, replace the independent auditors or nominate the independent auditors for shareholder approval. The Committee shall approve all audit engagement fees and terms and all non-audit engagements with the independent auditors. The Committee shall consult with management but shall not delegate these responsibilities.

     To fulfill its responsibilities and duties, the Audit Committee shall:

With respect to the independent auditors:

1. Be directly responsible for the appointment, compensation and oversight of the work of the independent auditors (including resolution of disagreements between management and the independent auditors regarding financial reporting) for the purpose of preparing its audit report or related work.

2. Have the sole authority to review in advance, and grant any appropriate pre-approvals of, (i) all auditing services to be provided by the independent auditors and (ii) all non-audit services to be provided by the independent auditors as permitted by Section 10A of the Securities Exchange Act of 1934, and (iii) in connection therewith to approve all fees and other terms of engagement. The Committee shall also review and approve disclosures required to be included in Securities and Exchange Commission periodic reports filed under Section 13(a) of the Securities Exchange Act of 1934 with respect to non-audit services.

3. Review the performance of the Company’s independent auditors on at least an annual basis.

4. On an annual basis, review and discuss with the independent auditors all relationships the independent auditors have with the Company in order to evaluate the independent auditors’ continued independence. The Committee: (i) shall ensure that the independent auditors submit to the Committee on an annual basis a written statement (consistent with Independent Standards Board Standards No. 1) delineating all relationships and services that may impact the objectivity and independence of the independent auditors; (ii) shall discuss with the independent auditors any disclosed relationship or services that may impact the objectivity and independence of the independent auditors; and (iii) shall satisfy itself as to the independent auditors’ independence.

5. At least annually, obtain and review an annual report from the independent auditors describing (i) the independent auditors’ internal quality control procedures and (ii) any material issues raised by the most recent internal quality control review, or peer review, of the independent auditors, or by any inquiry or investigation by governmental or professional authorities, within the preceding five years, respecting one or more independent audits carried out by the independent auditors, and any steps taken to deal with any such issues.

6. Confirm that the lead audit partner, or the lead audit partner responsible for reviewing the audit, for the Company’s independent auditors has not performed audit services for the Company for each of the five previous fiscal years.

7. Review all reports required to be submitted by the independent auditors to the Committee under Section 10A of the Securities Exchange Act of 1934.

8. Review, based upon the recommendation of the independent auditors and management, the scope and plan of the work to be done by the independent auditors for each fiscal year.

With respect to financial statements:

1. Review and discuss with management and the independent auditors the Company’s quarterly financial statements (including disclosures made in “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and the independent auditors’ review of the quarterly financial statements) prior to submission to stockholders, any governmental body, any stock exchange or the public.

2. Review and discuss with management and the independent auditors the Company’s annual audited financial statements (including disclosures made in “Management’s Discussion and Analysis of Financial Condition and Results of Operations”).

3. Discuss with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61, as amended, relating to the conduct of the audit.

4. Recommend to the Board of Directors, if appropriate, that the Company’s annual audited financial statements be included in the Company’s annual report on Form 10-K for filing with the Securities and Exchange Commission.

5. Prepare and review the report required by the Securities and Exchange Commission to be included in the Company’s annual proxy statement and any other Committee reports required by applicable securities laws or stock exchange listing requirements or rules.

Periodic and Annual Reviews:

1. Periodically review separately with each of management and the independent auditors (i) any significant disagreement between management and the independent auditors in connection with the preparation of the financial statements, (ii) any difficulties encountered during the course of the audit (including any restrictions on the scope of work or access to required information), and (iii) management’s response to each.

2. Periodically discuss with the independent auditors, without management being present, (i) their judgments about the quality, appropriateness, and acceptability of the Company’s accounting principles and financial disclosure practices, as applied in its financial reporting, and (ii) the completeness and accuracy of the Company’s financial statements.

3. Consider and approve, if appropriate, significant changes to the Company’s accounting principles and financial disclosure practices as suggested by the independent auditors or management. Review with the independent auditors and management, at appropriate intervals, the extent to which any changes or improvements in accounting or financial practices, as approved by the Committee, have been implemented.

4. Review with management, the independent auditors and the Company’s counsel, as appropriate, any legal, regulatory or compliance matters that could have a significant impact on the Company’s financial statements, including significant changes in accounting standards or rules as promulgated by the Financial Accounting Standards Board, the Securities and Exchange Commission or other regulatory authorities with relevant jurisdiction.

5. Obtain and review an annual report from management relating to the accounting principles used in preparation of the Company’s financial statements (including those policies for which management is required to exercise discretion or judgments regarding the implementation thereof).

Discussions with Management:

1. Review and discuss with management the Company’s earnings press releases (including the use of “pro forma” or “adjusted” non-GAAP information) as well as financial information and earnings guidance provided to analysts and rating agencies.

2. Review and discuss with management all material off-balance sheet transactions, arrangements, obligations (including contingent obligations) and other relationships of the Company with unconsolidated entities or other persons, that may have a material current of future effect on financial condition, changes in financial condition, results of operations, liquidity, capital resources, capital reserves or significant components of revenues or expenses.

3. Inquire about the application of the Company’s accounting policies and its consistency from period to period, and the compatibility of these accounting policies with generally accepted accounting principles, and (where appropriate) the Company’s provisions for future occurrences which may have a material impact on the financial statements of the Company.

4. Review and discuss with management (i) the Company’s major financial risk exposures and the steps management has taken to monitor and control such exposures (including management’s risk assessment and risk management policies), and (ii) the program that management has established to monitor compliance with its code of business ethics and conduct for directors, officers and employees.

5. Review and discuss with management all disclosures made by the Company concerning any material changes in the financial condition or operations of the Company.

6. Obtain explanations from management for unusual variances in the Company’s annual financial statements from year to year, and review annually the independent auditors’ letter of the recommendations to management and management’s response.

With respect to internal controls:

1. In consultation with the independent auditors and management, review the adequacy of the Company’s internal control structure and system, and the procedures designed to ensure compliance with laws and regulations.

2. Establish procedures for (i) the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters, and (ii) the confidential, anonymous submission by employees of the Company of concerns regarding questionable accounting or auditing matters.

Other:

1. Review and approve all related-party transactions.

2. Review and approve (i) any change or waiver in the Company’s code of business conduct and ethics for directors or executive officers, and (ii) any disclosure made on Form 8-K regarding such change or waiver.

3. Establish the policy for the Company’s hiring of employees or former employees of the independent auditors who were engaged on the Company’s account.

4. Review any management decision to seek a second opinion from independent auditors other than the Company’s regular independent auditors with respect to any significant accounting issue.

5. Review and reassess the adequacy of this Charter annually and recommend to the Board any changes the Committee deems appropriate.

6. The Committee shall conduct an annual performance evaluation.

7. Perform any other activities consistent with this Charter, the Company’s By-laws and governing law as the Committee or the Board deems necessary or appropriate.

V. Resources

     The Audit Committee shall have the authority to retain independent legal, accounting and other consultants to advise the Committee. The Committee may request any officer or employee of the Company or the Company’s outside counsel or independent auditors to attend a meeting of the Committee or to meet with any members of, or consultants to, the Committee.

     The Committee shall determine the extent of funding necessary for payment of compensation to the independent auditors for purpose of rendering or issuing the annual audit report and to any independent legal, accounting and other consultants retained to advise the Committee.

PROXY	ADVOCAT INC.	PROXY

Annual Meeting of Stockholders, June 1, 2004

This Proxy is Solicited by the Board of Directors

     The undersigned hereby appoints L. Glynn Riddle, Jr. as proxy, with power of substitution, to vote all shares of the undersigned at the annual meeting of shareholders of Advocat, Inc., to be held on June 1, 2004, at 9:00 a.m. Central Daylight Time, at the offices of Harwell Howard Hyne Gabbert & Manner, P.C., 315 Deaderick Street, Suite 1800, Nashville, Tennessee 37238 and at any adjournments or postponements thereof, in accordance with the following instructions:

(1)	Election of Class 2 Director

☐	FOR the nominee listed below (except as marked to the contrary below)	☐	WITHHOLD AUTHORITY to vote for nominee listed below

William C. O’Neil

☐ FOR                ☐ AGAINST                 ☐ ABSTAIN

(2)	In their discretion, on such other matters as may properly come before the meeting.

☐ FOR DISCRETION                 ☐ AGAINST DISCRETION                ☐ ABSTAIN

(Continued on reverse side)

(Continued from other side)

     THE SHARES REPRESENTED HEREBY WILL BE VOTED AS SPECIFIED. IF NO SPECIFICATION IS MADE, THE SHARES WILL BE VOTED FOR THE NOMINEE IN THE ELECTION OF CLASS 2 DIRECTOR AND IN THE DISCRETION OF THE PROXIES ON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING.

PLEASE SIGN AND DATE BELOW AND RETURN PROMPTLY.

Dated:	, 2004
Dated:	, 2004

Signatures of Shareholder(s) should correspond exactly with the name printed hereon. Joint owners should each sign personally. Executors, administrators, trustees, etc., should give full title and authority.